EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Acquires Iron Butte Property Within 11,000-Acre Nevada Claim Package

Coeur d’Alene, Idaho – August 28, 2013 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that it has entered into a Lease and Option-to-Purchase Agreement (the “Agreement”) to evaluate, explore, and develop a package of 584 mineral claims in Nevada comprised of a series of six separate properties, including the Iron Butte Project, totaling in excess of 11,000 acres.  The properties, primarily focused in the productive gold trends of central Nevada, are being acquired from David Knight, a well-known and respected professional Nevada geologist.  All of the properties exhibit anomalous gold and copper values in outcrop or in historic drill holes.

Timberline CEO Paul Dircksen commented, “Iron Butte is the most exciting of the claim blocks covered by this agreement.  211 drill holes comprising over 100,000 feet of drilling have outlined significant gold mineralization along a strike distance of 9,000 feet proximal to the range front with an overall width of 4,000 feet within structural intersections in volcanic rocks and Paleozoic sediments.”

A NI 43-101 technical report filed on SEDAR by Sagittarius Capital Corp on November 29, 2011 with an effective date of September 20, 2011 included the following historical estimate(1):

Cut Off Grade (g/t)	Tons	Gold Grade (g/t)	Silver Grade (g/t)	Ounces of Gold	Ounces of Silver
0.250	47,555,637	0.372	6.824	568,590	10,432,796
0.333	21,180,858	0.480	9.065	326,780	6,173,156

Parameters Used for Historical Estimate
Block Size	20x20x20 ft	Search Radius	200 ft	Tonnage Factor	12 ft3/ton
X-range	6,000 ft	Y-range	7,860 ft	Z-range	1,800 ft

The Agreement provides, subject to regulatory approval, for issuances of restricted shares of the Company’s common stock as follows:  a) 900,000 shares immediately; b) 1 million shares in September 2014; and c) 1.5 million shares in March 2016.

No cash payments are required until March 2015 when annual advance royalty payments of $25,000 commence.  The option to purchase the claims, subject to the reservation of a royalty, is exercisable at any time prior to March 2017.  Should Timberline exercise the purchase option, the purchase price includes a cash payment of $2 million, not due until March 2017.  The Agreement does not require any annual work commitments, and provides Timberline with a first right of refusal on certain other Nevada properties controlled by Mr. Knight and currently under lease to third parties.

Mr. Dircksen continued, “Significant potential exists to upgrade and expand the historical resource at Iron Butte to a current resource estimate, and it will be Timberline’s plan to systematically assimilate and evaluate all previous data in order to outline a program of resource definition and expansion.  Iron Butte is located along the southern boundary of the prolific Battle Mountain – Eureka Gold Trend, near Newmont’s multi-million ounce Phoenix complex and the Cove-McCoy mine, where there was historic production of 2.6 million ounces of gold and 100 million ounces of silver.  The Iron Butte property has the footprint of a district-scale project and fits well in the Timberline business plan to acquire properties with the potential for substantial near-term resource definition, expansion, and production.”

Significant results from previous drilling at Iron Butte include 115 feet grading 0.048 ounces per ton (opt) gold and 0.856 opt silver (35 metres grading 1.65 grams per tonne (g/t) gold and 29.3 g/t silver), including 50 feet grading 0.074 opt gold (15.2 metres grading 2.52 g/t gold), and 100 feet grading 0.052 opt gold (30 metres grading 1.78 g/t gold).  Other significant results from road cut channel samples include 105 feet grading 0.041 opt gold and 1.14 opt silver (32 metres grading 1.42 g/t gold and 39.1 g/t silver), and 80 feet grading 0.034 opt gold and 0.137 opt silver (24 metres grading 1.15 g/t gold and 4.7 g/t silver).  Targets include a bulk-minable epithermal stockwork system, high-grade bonanza veins, and Carlin-style deposits at depth.  Thick quartz veins cut through broad zones of alteration and low-grade mineralization.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana where operating permits from the Montana Department of Environmental Quality are scheduled to be issued in 2013, with gold production targeted to commence shortly thereafter. Timberline’s exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

(1)

A Qualified Person has not completed sufficient work to verify this resource estimate.  The Qualified Person has not done sufficient work to classify the resource estimate as a current mineral resource and the Company is not treating the resource estimate as a current mineral resource.  This estimate does not use the categories set out in sections 1.2 and 1.3 of the NI 43-101 as defined by the CIM, is not compliant with the NI 43-101 and cannot be relied upon.  Diamond drilling needs to be completed in order to upgrade and verify the resource as NI 43-101 compliant.  The historical estimate was determined in conjunction with Datamine North America based on data from 211 RC drill holes providing a total of 5,222 twenty-foot composite gold and silver assays.  A mineralized envelope was generated using an inverse-polar-distance-squared method.  [Source NI 43-101 Technical Report Sagittarius Capital Corp Sept. 20, 2011]

2 | TIMBERLINE RESOURCES

Steven Osterberg, Ph.D., P.G., Timberline’s Vice-President of Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release. He has verified the drill results and other data disclosed in this news release, including sampling, analytical and test data.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing and results of the Company’s continued exploration and drill program at Iron Butte, South Eureka and Lookout Mountain, the timing of assay results from such drilling program being released, the Company’s ability to expand and upgrade the South Eureka resource, the timing or results of the Company’s drill programs at Butte Highlands, including the timing of obtaining necessary permits, the development and production of the Company’s Butte Highlands project and projects on its South Eureka property, the potential life of the mine at the Butte Highlands project, the targeted production date for the Butte Highlands project, targeted date for production at South Eureka, the potential for a heap-leach mine at South Eureka, targeted dates for the South Eureka technical report and economic scoping study, potential definition and expansion of a resource at Iron Butte, development at Iron Butte, and possible growth of the Company and the Company’s expected operations, including potential development of an open pit extraction and run-of-mine heap leach processing and operation at South Eureka. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the timing and completion of the drilling programs at Iron Butte, Butte Highlands and South Eureka, risks and uncertainties related to historic and other mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2012.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

3 | TIMBERLINE RESOURCES